EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Northern Empire Bancshares 401(k) Profit Sharing Plan
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-127954) of our report dated June 26, 2008, relating to the financial statements and supplemental schedule of Northern Empire Bancshares 401(k) Profit Sharing Plan appearing on this Form 11-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
Spokane, Washington
June 26, 2008